Exhibit 10.1

ACE LIMITED

DESCRIPTION OF EXECUTIVE OFFICER CASH COMPENSATION

Set forth below are the 2011 annual base salaries of the Chief Executive Officer, the Chief Financial Officer and each of the three other most highly compensated executive officers in 2010 who were executive officers as of December 31, 2010.

Evan G. Greenberg, Chairman, President and Chief Executive Officer

2011 salary

$1,200,000

Philip V. Bancroft, Chief Financial Officer

2011 salary

$700,000

Robert Cusumano, General Counsel and Secretary

2011 salary

$560,000

Brian E. Dowd, Vice-Chairman, ACE Limited; Chief Executive Officer, Insurance-North American

2011 salary

$800,000

John Keogh, Chief Executive Officer ACE Overseas General

2011 salary

$800,000

In addition to the above, these officers receive bonuses, perquisites and other personal benefits as described in our proxy statement for our 2011 annual meeting.